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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12
VCampus Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)
☒	No fee required.
☐	$125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	1.	Amount Previously Paid: $
	2.	Form, Schedule or Registration Statement No.:
	3.	Filing Party:
	4.	Date Filed:

[Preliminary Notice]

Definitive proxy materials are intended to be released to stockholders on or about October 30, 2003

VCAMPUS CORPORATION
1850 Centennial Park Drive, Suite 200
Reston, Virginia 20191

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held November    , 2003

To the stockholders of VCampus Corporation:

        You are invited to attend a special meeting of stockholders of VCampus Corporation, a Delaware corporation ("VCampus"), to be held at our offices at 1850 Centennial Park Drive, Suite 200, Reston, Virginia on                        , November    , 2003 at 10:00 a.m., to approve a future financing of up to $10 million potentially involving the issuance of equity securities in an amount that could be more than a majority of our common stock or voting securities outstanding prior to and after the financing, and to act upon such other matters as may properly come before the meeting or any adjournment thereof. The stockholders of VCampus Corporation approved a substantially similar proposal at our 2003 annual meeting of stockholders in June, but the authorization granted by the stockholders at that time expired unused in September.

        The foregoing items are more fully described in the attached proxy statement.

        The Board of Directors has fixed the close of business on October 20, 2003 as the record date to determine the stockholders entitled to notice of and to vote at the meeting or any adjournment. You are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, we urge you to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed. You may vote in person at the meeting, even if you returned a proxy.

        Our proxy statement and proxy are submitted herewith.

IMPORTANT—YOUR PROXY IS ENCLOSED

        Whether or not you plan to attend the meeting, we urge you to execute and promptly return the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States.

                      By Order of the Board of Directors

                      Narasimhan P. Kannan,
                      Chief Executive Officer and
                      Chairman of the Board

Reston, Virginia
October    , 2003

Preliminary Proxy Materials

Definitive proxy materials are intended to be released to stockholders on or about October 30, 2003

VCAMPUS CORPORATION
1850 Centennial Park Drive, Suite 200
Reston, Virginia 20191

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS
November    , 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

        The enclosed proxy is solicited by the Board of Directors of VCampus Corporation for use at the special meeting of stockholders to be held at our executive offices at 1850 Centennial Park Drive, Suite 200, Reston, Virginia at 10:00 a.m. on                        , November    , 2003, and any adjournments thereof.

        We will bear the cost of soliciting proxies. In addition to solicitation of proxies by mail, our employees, without extra pay, might solicit proxies personally or by telephone. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

        Copies of this proxy statement and accompanying proxy card were mailed to stockholders on or about                        , 2003.

Revocability of Proxies

        You have the power to revoke your proxy at any time before it is voted by giving a later proxy or written notice to us (Attention: Corporate Secretary), or by attending the special meeting and voting in person.

Voting

        When the enclosed proxy is properly executed and returned (and not subsequently properly revoked), the shares it represents will be voted in accordance with the directions indicated thereon, or, if no direction is indicated thereon, it will be voted:

  (1)
  FOR approving the future financing on the terms described herein; and

  (2)
  IN THE DISCRETION of the proxies with respect to any other matters properly brought before the stockholders at the special meeting.

Record Date and Shares Outstanding

        Only the holders of record of the our common stock at the close of business on the record date, October 20, 2003, are entitled to notice of and to vote at the special meeting. On the record date, 5,031,786 shares of common stock were outstanding. Stockholders will be entitled to one vote for each share of common stock held as of the record date. For information on ownership of our stock by management and 5% stockholders, see the Principal Stockholders table under "Other Information" beginning on page 7.

Deadline for Receipt of Stockholder Proposals

        Stockholders having proposals that they desire to present at next year's annual meeting of stockholders should, if they desire that such proposals be included in our proxy statement relating to that meeting, submit their proposals in time to be received by us not later than January 20, 2004. To be so included, all such submissions must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act and the Board of Directors directs your close attention to that Rule. In addition, management's proxy holders will have discretion to vote proxies given to them on any stockholder proposal at the annual meeting of which we do not have notice prior to April 5, 2004. Proposals may be mailed to the Corporate Secretary, VCampus Corporation, 1850 Centennial Park Drive, Suite 200, Reston, Virginia 20191.

PROPOSAL NO. 1—APPROVAL OF FUTURE FINANCING

        To meet our needs for working capital and to enhance our prospects for future growth, we believe we will need to raise additional funds in 2003 and early 2004. In an effort to meet these capital requirements, we are seeking your approval for raising up to $10.0 million through the private placement of our securities to be completed within 90 days of the meeting date, on an as needed basis, as determined by our Board of Directors and subject to the limitations described herein. A summary of the terms of the proposed future financings is set forth below. We strongly encourage you to review these terms in making your decision to vote your proxy. Our stockholders approved a proposal substantially similar to the proposal described herein at our 2003 annual meeting of stockholders in June pursuant to our definitive proxy statement filed with the SEC on May 20, 2003, but the approval granted thereby expired unused in early September 2003. This proposal essentially asks our stockholders to extend the approval previously granted for another 90 days beyond the upcoming special meeting date.

Securities Offered

        The securities we might offer in the future financing could consist of common stock, preferred stock, convertible notes, warrants or any combination of the foregoing. In soliciting stockholder approval for this proposal, we are asking stockholders to give us the discretion to sell shares of common stock (or securities convertible into common stock) at any price deemed necessary by the VCampus Board of Directors so long as the price per share (or exercise or conversion price per share, as the case may be) is no less than 60% of the average closing sale price of our common stock for the five trading days prior to issuance. We naturally will attempt to negotiate a sale of securities at a price that is as close to market price or above as possible, but we also recognize the very real possibility that market forces will dictate selling securities at a discount to market price in order to induce investors to participate sufficiently in the financing. In any event, in connection with any financing completed in reliance upon the approval obtained under this proposal, without obtaining additional stockholder approval we will not issue or obligate ourselves to issue more than 5,000,000 shares of common stock (as adjusted for any stock splits, stock dividends or similar transactions), excluding any shares of common stock issuable upon exercise of warrants that we might issue in connection therewith. The number of warrants, if any, that we might issue in the financing to investors will in no event exceed 100% of the number of shares of common stock otherwise issued or issuable in the future financing.

        The following table shows the potential number of shares that we might issue in the future financing and the approximate percentage of our common stock that such shares would represent upon closing. This table is only intended to provide a few examples of the potential dilution associated with the new financing. The actual number of shares issued and the price at which we might actually sell securities could largely depend upon the trading price of our common stock prior to closing. This table does not give effect to any additional dilution that could result from the potential exercise of any warrants that might be issued in the financing. If this proposal is approved, and we issue a substantial portion of the $10.0 million in securities, the existing holders of our equity securities could face substantial dilution of their voting and percentage ownership interest in VCampus.

Shares Issued (% of Common Stock Outstanding after the Financing) at an Assumed Sale Price Per Share
Assumed Amount Raised in Financing
	$1.50	$2.00	$3.00
$2,500,000	1,666,667 (24.9%)	1,250,000 (19.9%)	833,333 (14.2%)
$5,000,000	3,333,333 (39.8%)	2,500,000 (33.2%)	1,666,667 (24.9%)
$7,500,000	5,000,000 (49.8%)	3,750,000 (42.7%)	2,500,000 (33.2%)
$10,000,000	Exceeds Maximum Shares Limit	5,000,000 (49.8%)	3,333,333 (39.8%)

        Although we do not currently intend to or anticipate issuing any preferred stock in the financing, we are asking our stockholders to grant us authorization to have the flexibility to do so if the Board determines such action is necessary to complete the financing. The VCampus Board will determine, in its discretion, the particular terms of any series of preferred stock to be sold in the financing. Those terms might include:

  •
  the designation, number of shares and stated value per share;

  •
  the amount of liquidation preference;

  •
  the price at which shares of such series of preferred stock will be sold;

  •
  the dividend rate or rates (or method of determining the dividend rate);

  •
  the dates on which dividends shall be payable, the date from which dividends shall accrue and    the record dates for determining the holder entitled to such dividends;

  •
  any redemption provisions;

  •
  any voting rights;

  •
  any conversion or exchange provisions, including conversion into common stock; and

  •
  any additional dividend, redemption, liquidation or other preferences or rights and qualifications, limitations or restrictions thereof.

The Warrants

        We may sell and issue warrants to any purchaser or placement agent in the financings. The warrants may be sold separately or sold together with the common stock, convertible notes or the preferred stock. We will limit the number of warrants that we may issue to investors in the financings to not more than 100% of the number of shares of common stock otherwise issued or issuable in the financings.

        The warrants may be issued at any purchase price that the VCampus Board determines is appropriate. Typically, warrants are issued for no consideration as an inducement to the investor to purchase the securities. We currently do not expect to receive a purchase price for the warrants. The exercise price of any warrants will be subject to the 60% price limitation described above.

        The warrants are expected to contain provisions that protect the purchaser against dilution by adjustment of the exercise price and the number of shares issuable thereunder upon the occurrence of specified events, such as a merger, stock split, stock dividend or recapitalization. However, as discussed below, any securities issued in this financing would not have price-based antidilution protection. The exercise price for the warrant shares will be payable in cash or, if determined appropriate by our Board, by deducting the purchase price from the value of the shares issued upon exercise of the warrant.

        The warrants will be evidenced by warrant certificates. Unless otherwise specified, the warrant certificates may be traded separately from the common or preferred stock or convertible notes, if any, with which the warrant certificates were issued. Until a warrant is exercised, the holder of a warrant will not have any of the rights of a stockholder.

        Subject to the limitations described herein, the VCampus Board of Directors, in its discretion, may determine the terms of the warrants, including:

  •
  the title and the aggregate number of warrants;

  •
  the date or dates on which the warrants will expire;

  •
  the price or prices at which the warrants are exercisable;

  •
  the periods during which the warrants are exercisable;

  •
  the terms of any mandatory or optional call provisions; and

  •
  the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration.

Manner of Sale

        We may sell the securities through agents, underwriters, dealers or directly to purchasers. We will receive the proceeds from the sale of our securities, less any commissions or other selling expenses of agents, underwriters or dealers.

Antidilution

        The securities issued in connection with the future financings in reliance on this proposal would not contain price-based antidilution protection, thus the maximum purchase price discount disclosed herein is known and fixed.

Registration Rights

        We expect to offer to file a registration statement to register the warrants and the common stock sold or issuable in connection with the future financing shortly following the closing of such financing, and to use best efforts to cause that registration statement to become effective within a few months thereafter.

Voting and Board Representation

        We expect any preferred shares we might offer in the financings would carry full voting rights consistent with the relative contributions made by those investors. If negotiated by the investors in the future financings, we expect to offer to allow them to appoint up to two directors to our Board of Directors. Notwithstanding the foregoing, in accordance with Nasdaq rules and policies, in no event will any preferred shares issued in the financing vote or receive Board representation at a rate higher than their relative contribution to VCampus as measured by the purchase price paid for the preferred shares in relation to the trading price of our common stock on the date of issuance.

Nasdaq Stockholder Approval Requirements

        We are submitting this proposal for stockholder approval pursuant to Nasdaq Marketplace Rules, which include several non-quantitative designation criteria required of a Nasdaq SmallCap Market issuer, such as VCampus. Two of the events that necessitate prior stockholder approval pursuant to these rules are as follows:

  •
  when the issuance or potential issuance (of securities of the issuer) will result in a change of control of the issuer; and

  •
  in connection with a transaction other than a public offering involving the sale or issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

        Because the proposed financing arrangements described in this proposal potentially involve: (1) the issuance by us of common stock greater than 20% of our currently outstanding common stock at below market value, and (2) the issuance of more than a majority of our currently outstanding common stock in a transaction that could be deemed a "change of control" for Nasdaq purposes, the proposal is subject to these Nasdaq shareholder approval rules and, therefore, requires your approval.

Management Participation in the Financing

        Although we do not currently have any commitments from members of our management or our board of directors to participate as investors in this financing, as part of this proposal we are soliciting your approval to permit participation by such individuals in the aggregate up to 50% of the maximum amount we intend to raise and up to 50% of the maximum number of securities we intend to issue in this financing. Such participation, if any, would be on the same terms and conditions as offered to the outside investors participating in the financing. Nasdaq rules require stockholder approval to permit officers and directors to participate in such a financing. We believe such participation could help us raise the capital we need for operations.

Fall 2003 Financing

        In late September and early October 2003, we raised gross proceeds of $1,025,330 through a private placement to a total of seven accredited investors by issuing a total of 395,880 units at a purchase price of $2.59 per unit, each unit consisting of one share of common stock and a three-year warrant to purchase one share of common stock with an exercise price of $2.59 per share. In connection with this financing, we paid a placement agent a fee equal to 7% of the amount raised, paid in units valued at $2.59 per unit. Under the terms of the financing, if we do not raise an additional $2,000,000 in equity financing by November 15, 2003, on that date the unit holders would become entitled to receive additional shares of common stock as if the purchase price per share of common stock initially equaled $2.00, and the exercise price of the warrants would decrease to $2.00 per share. We have agreed to register for resale the common stock and the warrants and the shares of common stock issuable upon exercise of the warrants. Barry Fingerhut, our largest beneficial stockholder, invested $200,000 of the $1,025,330 of gross proceeds raised in the financing.

Approval Requested for Past and Future Financing

        In addition to the units we sold in late September and early October, we expect to sell additional securities to help us meet our anticipated working capital needs. In soliciting your approval for this proposal, we are asking you to approve the past issuance described herein relating to the late September and early October 2003 financing as part of our overall plan to sell up to $10 million of securities on the terms described herein, including authorization to fully convert these securities into common stock on the terms described herein. Although the issuance of securities in late September and early October does not, by itself, require stockholder approval under Nasdaq rules, to the extent such prior financing is aggregated with our future financing, shareholder approval for the combined financing becomes necessary.

Effect of Not Approving this Proposal

        Failure to secure stockholder approval for this proposal could prevent us from satisfying the financing condition requiring us to raise at least $2 million in equity financing by November 15, 2003, thereby requiring us to reset the purchase price and exercise price of the securities issued in the late September and early October 2003 financing described above. We also believe that failure to obtain stockholder approval of this proposal could jeopardize any other future financing prospects, because prospective purchasers of preferred stock or other securities convertible into VCampus common stock might be reluctant to purchase securities deemed at risk for not becoming convertible in full into common stock. Finally, if we are not successful in securing the proposed financing, we might not be able to maintain compliance with the requirements for continued listing on the Nasdaq SmallCap Market.

Vote Required

        The affirmative vote of the holders of a majority of all shares of our common stock present or represented and voting together as one class on this proposal at the meeting will be required to approve this proposal.

        In accordance with Delaware law, abstentions will be counted for purposes of determining both whether a quorum is present at the meeting and the total number of shares represented and voting on this proposal. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares represented and voting with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the approval of this proposal.

The Board of Directors has unanimously approved the future financing and recommends that you vote "FOR" Proposal No. 1.

OTHER INFORMATION

Principal Stockholders

        The following table sets forth certain information regarding the ownership of shares of our common stock as of the record date by:

  •
  each person known by us to beneficially own more than 5% of the outstanding shares of our common stock;

  •
  each of our directors and director nominees;

  •
  each of the Named Executive Officers, as listed under "—Executive Compensation—Summary Compensation" [below]; and

  •
  all of our directors and executive officers as a group.

        As of the record date, we had outstanding:

  •
  5,031,786 of common stock; and

  •
  64,285 shares of common stock issuable upon conversion of convertible notes.

        Share ownership in the case of common stock includes shares issuable upon conversion of convertible debt and upon the exercise of warrants and options that may be exercised in each case within 60 days after the record date for purposes of computing the percentage of common stock owned by such person but not for purposes of computing the percentage owned by any other person. Except as indicated in the footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of common stock indicated below.

	Beneficially Owned	Percentage Owned
Barry K. Fingerhut(1) 80 Cuttermill Road Suite 311, Great Neck, NY 11021	2,265,770	39.7%
Dolphin Offshore Partners, L.P.(2) c/o Dolphin Asset Management Corp. 129 East 17th Street New York, NY 10003	665,823	12.7%
Barry Rubenstein(3) 68 Wheatley Road Brookville, NY 11545	429,710	8.4%
Hambrecht & Quist Guaranty Finance, LLC(4) One Bush Street San Francisco, CA 94101	414,442	7.8%
Hermes Investment Group, Inc.(5) 4835 E. Exeter Boulevard Phoenix, AZ 85018	363,025	7.1%
Bedford Oak Partners L.P.(6) 100 South Bedford Road Mt. Kisco, NY 10549	288,200	5.6%
Marilyn Rubinstein(7)	271,558	5.3%
Nat P. Kannan(8)	70,354	1.4%

Daniel J. Neal(9)	84,032	1.6%
Christopher L. Nelson(10)	39,350	*
Deborah A. Colella(11)	19,500	*
John D. Sears(12)	45,139	*
William E. Kimberly(13)	25,708	*
Ronald E. Freedman(14)	8,500	*
Martin E. Maleska(15)	12,590	*
Edson D. deCastro(16)	5,530	*
Dennis J. Fischer(17)	5,105	*
All directors and executive officers as a group (9 persons)(18)	315,808	5.9%

*
Less than one percent

(1)
Consists of: (i) 1,399,273 shares of common stock and 642,188 shares of common stock issuable upon exercise of warrants and options, all held by Mr. Fingerhut directly; (ii) 135,374 and 10,921 shares of common stock and 10,928 and 929 shares of common stock issuable upon exercise of warrants, all held by Wheatley Partners, L.P. and Wheatley Foreign Partners, L.P., respectively, two investment partnerships of which Mr. Fingerhut serves as an officer of the General Partner; (iii) 42,226 shares of common stock and 17,591 shares of common stock issuable upon exercise of warrants, all held in a joint account with respect to which Mr. Fingerhut has investment and voting power; and (iv) 6,340 shares of common stock held by Mr. Fingerhut's spouse. Mr. Fingerhut disclaims beneficial ownership of the shares held by Wheatley Partners, L.P. and Wheatley Foreign Partners, L.P., except to the extent of his pecuniary interest therein.

(2)
Includes 232,207 shares of common stock issuable upon the exercise of warrants.

(3)
Includes 65,039 shares of common stock issuable upon the exercise of warrants.

(4)
Includes 220,632 shares of common stock issuable upon the exercise of warrants and 28,571 shares issuable upon the exercise of a convertible note.

(5)
Includes 59,373 shares of common stock issuable upon the exercise of warrants.

(6)
Includes 72,200 shares of common stock issuable upon the exercise of warrants.

(7)
Includes 53,182 shares of common stock issuable upon the exercise of warrants.

(8)
Includes 51,603 shares of common stock issuable upon the exercise of options.

(9)
Includes 76,704 shares of common stock issuable upon the exercise of warrants and options.

(10)
Includes 26,350 shares of common stock issuable upon the exercise of warrants and options.

(11)
Includes 18,000 shares of common stock issuable upon the exercise of options.

(12)
Includes 11,038 shares of common stock issuable upon the exercise of warrants and options.

(13)
Includes 11,280 shares of common stock issuable upon the exercise of options, as well as 835 shares held by Mr. Kimberly's wife.

(14)
Includes 8,000 shares of common stock issuable upon the exercise of options.

(15)
Includes 2,500 shares of common stock issuable upon the exercise of options.

(16)
Consists of shares of common stock issuable upon the exercise of options.

(17)
Includes 1,500 shares of common stock issuable upon the exercise of options.

(18)
Includes the shares (including the shares underlying options and warrants) discussed in footnotes (8)-(10) and (12)-(17).

OTHER MATTERS

        The Board of Directors knows of no other business to be brought before the special meeting, but it is intended that, as to any such other business, the shares will be voted pursuant to the proxy in accordance with the best judgment of the person or persons acting thereunder.

PRELIMINARY PROXY

V DETACH HERE V

PROXY

VCAMPUS CORPORATION

1850 Centennial Park Drive
Suite 200
Reston, Virginia 20191

SOLICITED BY THE BOARD OF DIRECTORS FOR THE
SPECIAL MEETING OF STOCKHOLDERS

        The undersigned hereby appoints Narasimhan P. Kannan and Christopher L. Nelson, as proxies, each with full power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of VCampus Corporation ("VCampus") held of record by the undersigned on October 20, 2003 at the special meeting of stockholders of VCampus to be held on November __, 2003 and any adjournments thereof.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

        PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING. IF YOU ATTEND THE MEETING, YOU CAN VOTE EITHER IN PERSON OR BY PROXY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

VCAMPUS CORPORATION
Wachovia Bank
Shareholder Services Administration
Building 3C3
Charlotte, NC 28288-1153

Dear Stockholder:

        Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of VCampus that require your immediate attention.

        Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

        Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

        Thank you in advance for your prompt consideration of these matters.

        Sincerely,

        VCampus Corporation

V DETACH HERE V

☒ Please mark votes as in this example.

1.	To approve a future financing of up to $10 million on the terms described herein.	FOR ☐	AGAINST ☐	ABSTAIN ☐

        In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

        Mark here if you plan to attend the meeting ☐.

        Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized person.

Signature:	Date:	Signature:	Date:

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PROPOSAL NO. 1—APPROVAL OF FUTURE FINANCING
OTHER INFORMATION
OTHER MATTERS